Exhibit 99.1

Blink Charging Announces the Transformative Acquisition of EV Charging Leader SemaConnect, Further Expanding Its Network and Capabilities

-	Acquisition further solidifies Blink’s leadership position through complete vertical integration of supply-chain, engineering, and in-house manufacturing capabilities of more than 10,000 EV chargers today and scaling to 50,000 per year

-	In-house manufacturing and US-based assembly brings Blink in compliance with the Biden Administration Buy American initiatives

Miami Beach, FL – June 14, 2022 – Blink Charging Co. (Nasdaq: BLNK, BLNKW) (“Blink” or the “Company”), a leading owner, operator, and provider of electric vehicle (EV) charging equipment and services, today announced the signing of a definitive agreement to acquire SemaConnect, Inc., a leading provider of EV charging infrastructure solutions in North America, for $200 million, subject to certain customary adjustments for working capital. The cash and common stock transaction will add nearly 13,000 EV chargers to Blink’s existing footprint, an additional 3,800 site host locations, and more than 150,000 registered EV driver members.

With this acquisition, Blink Charging will be the only EV charging company to offer complete vertical integration from research & development and manufacturing to EV charger ownership and operations. This vertical integration creates unparalleled opportunities for Blink to control its supply chain and accelerate its go-to-market speed while reducing operating costs.

Blink will benefit from SemaConnect’s in-house research & development, hardware design, and manufacturing capabilities. SemaConnect’s manufacturing facility in Maryland will allow Blink to comply with the Buy American mandates and to position itself to significantly capitalize on the $7.5 billion Biden Administration EV infrastructure bill and assist with the Administration’s goal to build out the first-ever national network of 500,000 electric vehicle chargers along America’s highways and in communities. The acquisition will also position Blink to assist the administration’s development of a national EV charging network that provides interoperability among different charging companies, and is user-friendly, reliable, and accessible to all Americans.

“This is a transformative acquisition for the EV charging industry and for Blink. SemaConnect is an established and well-known EV charging company with a proven track record of success, strong relationships with its site host partners in both the public and private sectors, and best-in-class technical capabilities,” said Michael D. Farkas, Founder and CEO of Blink Charging.

“SemaConnect has a robust hardware product line-up which complements Blink’s extensive software product offerings. This includes our multi-language and multi-currency network, allowing Blink to have an EV charging station for any location across more than 20 countries and expanding,” said Farkas. “In addition, we are particularly excited about the DCFC charger being developed by SemaConnect. These efforts allow Blink to significantly accelerate our DCFC speed to market while drastically reducing our R&D costs,” said Mr. Farkas.

Blink intends to transition SemaConnect’s chargers to a single state-of-the-art network developed by a joint engineering team, which nearly doubles with this acquisition. The addition of the SemaConnect hardware will accelerate Blink’s expansion across multiple municipalities and geographies, including California where SemaConnect chargers already comply with local requirements for swipe credit card functionality.

Founded in 2008, SemaConnect is a market leader with a diverse suite of products, including Level 2 and DC Fast chargers, and charging-as-a-service program which provides a full package of EV charging solutions. SemaConnect’s hardware and software solutions reach a wide range of critical EV charging customers across municipal, parking, multifamily, hotel, office, retail and commercial in the U.S. and Canada. Major customers include CBRE, JLL, Hines, Greystar, AvalonBay Communities, Cisco Systems, General Electric, among others.

Mahi Reddy, Founder and CEO of SemaConnect, said: “Like Blink, SemaConnect has been a leader in the EV charging industry since its early days, and the combination of our expertise will enable us to scale the deployment of EV infrastructure even more quickly and efficiently. We are excited to join Blink as we charge ahead in transforming the EV charging industry with flexible, reliable, and innovative solutions for customers around the globe.”

“With complementary values, business models, and equipment, SemaConnect was an ideal acquisition target for Blink. This acquisition brings to Blink top talent from the industry. By adding the SemaConnect team to its ranks, Blink is building an industry leading EV charging company. We welcome the SemaConnect team to the Blink family,” said Mr. Farkas.

“With this acquisition and Blink’s recent past acquisitions, including EB Charging and Blue Corner in Europe, we have significantly expanded and strengthened our position as a global leader in the EV space,” said Mr. Farkas.

Mahi Reddy from SemaConnect is expected to join the Blink Board of Directors.

The SemaConnect acquisition is subject to customary closing conditions.

Blink Charging will host a conference call and webcast to discuss the transaction today, Tuesday, June 14, 2022 at 9:00 AM Eastern Time.

To access the live webcast, log onto the Blink Charging website at www.blinkcharging.com and click on the News/Events section of the Investor Relations page. Investors may also access the webcast via the following link:
https://www.webcaster4.com/Webcast/Page/2468/45828

To participate in the call by phone, dial (888) 506-0062 approximately five minutes prior to the scheduled start time. International callers please dial (973) 528-0011. Callers should use access code: 778753.

A replay of the teleconference will be available until July 14, 2022 and may be accessed by dialing (877) 481-4010. International callers may dial (919) 882-2331. Callers should use conference ID: 45828.

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ABOUT BLINK CHARGING

Blink Charging Co. (Nasdaq: BLNK, BLNKW) is a leader in electric vehicle (EV) charging equipment and has deployed over 30,000 charging ports across 18 countries, many of which are networked EV charging stations, enabling EV drivers to easily charge at any of the Company’s charging locations worldwide. Blink’s principal line of products and services include the Blink EV charging network (“Blink Network”), EV charging equipment, EV charging services, and the products and services of recent acquisitions, including Blue Corner and BlueLA. The Blink Network uses proprietary, cloud-based software that operates, maintains, and tracks the EV charging stations connected to the network and the associated charging data. With global EV purchases forecasted to rise to 10 million vehicles by 2025 from approximately 2 million in 2019, the Company has established key strategic partnerships for rolling out adoption across numerous location types, including parking facilities, multifamily residences and condos, workplace locations, health care/medical facilities, schools and universities, airports, auto dealers, hotels, mixed-use municipal locations, parks and recreation areas, religious institutions, restaurants, retailers, stadiums, supermarkets, and transportation hubs. For more information, please visit https://www.blinkcharging.com/.

ABOUT SEMACONNECT

SemaConnect is a leading provider and pioneer of electric vehicle charging infrastructure solutions to the North American commercial, residential and fleet market. A complete EV support partner, SemaConnect is making transportation electrification possible in this decade through innovative, elegantly designed charging stations, a robust and open network platform, and an unparalleled charging experience for drivers and station owners. Since its founding in 2008, SemaConnect has installed thousands of smart charging stations at top companies like CBRE, JLL, Hines, GreyStar, AvalonBay Communities, and General Electric. SemaConnect is a charging solutions partner to municipal, parking, multifamily, hotel, office, retail and commercial fleet customers across the United States and Canada. For more information, visit https://semaconnect.com/.

Forward-Looking Statements

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements, along with terms such as “anticipate,” “expect,” “intend,” “may,” “will,” “should,” and other comparable terms, involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. Those statements include statements regarding the intent, belief, or current expectations of Blink Charging and members of its management, as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, including risks related to the acquisition of SemaConnect, as well as Blink Charging’s ability to integrate the acquired business within expected timeframes and to achieve the revenue, cost savings and earnings levels from such acquisition at or above the levels projected, and those other risks described in Blink Charging’s periodic reports filed with the SEC, and that actual results may differ materially from those contemplated by such forward-looking statements. Except as required by federal securities law, Blink Charging undertakes no obligation to update or revise forward-looking statements to reflect changed conditions.

Blink Media Contact

PR@BlinkCharging.com

Blink Investor Relations Contact

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